UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13

or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2006

Watson Wyatt Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-16159

Delaware	52-2211537
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

901 N. Glebe Road

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

(703) 258-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

5.02(e)             On November 17, 2006, the stockholders of the Company approved an amendment to the 2001 Deferred Stock Unit Plan for Selected Employees (the “DSU Plan”) to increase the number of shares of common stock available for issuance under the DSU Plan to 2,700,000, subject to adjustments for stock splits, stock dividends and similar transactions, including extraordinary distributions of cash or stock.  The board of directors approved this amendment on September 19, 2006. No grants or awards have been made in connection with this amendment to the principal executive officer, principal financial officer or a named executive officer.

On November 5, 2001, the DSU Plan was approved at the annual meeting of stockholders.  The DSU Plan is intended to provide senior associates of the Company with additional incentives by permitting the Company to grant them an equity interest in the Company in the form of deferred stock units, in lieu of a portion of their annual fiscal year-end bonus, typically paid in September of each year. Each stock unit represents one share of common stock.  The total number of shares authorized for issuance in payment of deferred stock units under the DSU Plan was 1,500,000 shares.

For additional information regarding the DSU Plan, refer to Appendix B of the Company’s 2006 Proxy Statement, as filed with the Securities and Exchange Commission on October 17, 2006 (SEC File No. 001-16159).

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits

EXHIBIT NUMBER	DESCRIPTION

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSON WYATT WORLDWIDE, INC.

Date: November 20, 2006	/s/ Carl D. Mautz
Carl D. Mautz
Vice President and Chief Financial Officer